ARTICLES OF MERGER
                                       OF
                  REALITY INTERACTIVE, INC. (Minnesota Parent)
                                      INTO
                  REALITY INTERACTIVE, INC. (Nevada Subsidiary)

     The undersigned corporations, pursuant to the provisions of Chapter 92A of the Nevada Revised Statutes hereby execute the following Articles of Merger:

     FIRST: The name of the surviving corporation is REALITY INTERACTIVE, INC. (the "Nevada Company"), and the place of its incorporation is the State of Nevada. The name and place of incorporation of the corporation being merged into the surviving corporation is REALITY INTERACTIVE, INC. (the "Minnesota Company"), incorporated in the State of Minnesota, the laws of which permit this merger. The principal place of business of the Nevada Company is 4766 Holladay Blvd, Holladay, UT 84117 and the registered office is National Account Management Services, Inc., 240 N. Jones Blvd., #177, Las Vegas, NV 89107 and the Minnesota Company is 435 East Universal Circle, Sandy, Utah 84070 and the registered office is Paul Wendorff, 16395 Wagner Way, Ste. 200, Eden Prairie, MN 55344.

     SECOND: A plan of merger was adopted by the board of directors of each corporation that is a party to this merger.

     THIRD: The plan of merger was approved by the stockholder of the Nevada Company by unanimous consent.

     FOURTH: The plan of merger was submitted to the stockholders of the Minnesota Company. The designation, number of shares outstanding and entitled to vote and undisputed votes for the plan by the stockholders of each class of shares of REALITY INTERACTIVE (the Minnesota Company) entitled to vote on the plan is as follows:

Class             Number of Outstanding Shares       Undisputed Votes
                                                       for the Plan
Common                    12,491,574                     6,666,667

     The number of votes cast for the plan by the owners of each class was sufficient for approval by the owners of that class.

     FIFTH: The Articles of Incorporation of the Nevada Company were not amended.

     SIXTH: The complete executed plan of merger is hereinafter set forth in its entirety:

     A. The corporations proposing to merge are REALITY INTERACTIVE, INC (the "Minnesota Company" or "Parent"), a Minnesota corporation and REALITY INTERACTIVE, INC. (the "Nevada Company" or "Subsidiary"), a Nevada corporation. The Minnesota Company, or Parent, is the sole shareholder of the Nevada Company. The Nevada Company shall be the surviving corporation of the merger.

     B. Upon approval of this plan of merger by the shareholders of both the Nevada Company and the Minnesota Company, Articles of Merger shall be filed with the Secretaries of State of Nevada and Minnesota. Upon receipt and filing of said Articles of Merger and the issuance of Certificates of Merger by said states, the separate existence of the Parent shall cease; and Subsidiary, the Nevada Company, shall succeed to all the rights and property of the Minnesota Company and shall be subject to all the debts and liabilities of the Minnesota Company.

     C. All shares of the Minnesota Company shall be entitled to be exchanged for shares of the Nevada Company at the rate of one Nevada Company common share for each common share of the Minnesota Company. No fractional shares of the Nevada Company stock will be issued pursuant to this plan of merger. Instead any fractional share otherwise issuable shall be rounded up or down to the nearest whole number of shares. All shares of the Nevada Company stock outstanding prior to the merger shall be canceled.

     D. The Articles of Incorporation of the surviving corporation shall be the Articles of Incorporation of the Nevada Company immediately prior to the effective date of the merger without amendment or change.

     SEVENTH: All corporations party to this merger have complied with laws of their respective jurisdiction of incorporation concerning this merger.

     EIGHTH: These Articles may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument

                                              REALITY INTERACTIVE, INC.
                                              (The Minnesota Company)



                                              By: Natalie Boss
                                              Title: President



                                              By: Hank Vanderkam
                                              Title:  Secretary

State of Utah                    ss.
                                 ss.
County of Salt Lake              ss.

         On January ___, 2002 personally appeared before me, a Notary Public Natalie Boss who acknowledged that he executed the above instrument as President of REALITY INTERACTIVE, INC. the Minnesota Company.



                                                     Signature of Notary
                                                     Printed Name:
                                                     Commission Expires:

State of Texas                      ss.
                                    ss.
County of Harris                    ss.

         On January___, 2002 personally appeared before me, a Notary Public Hank Vanderkam who acknowledged that he executed the above instrument as Secretary of REALITY INTERACTIVE, INC. the Minnesota Company.



                                                      Signature of Notary
                                                      Printed Name:
                                                      Commission Expires:

                                                  Reality Interactive, Inc.
                                                  (The Nevada Company)



                                                  By: Natalie Boss
                                                  Title: President



                                                  By: Hank Vanderkam
                                                  Title: Secretary


State of Utah                 ss.
                              ss.
County of Salt Lake           ss.

     On January___, 2002, personally appeared before me, a Notary Public Natalie Boss who acknowledged that he executed the above instrument as Reality Interactive, Inc., the Nevada Company.



                                                   Signature of Notary
                                                   Printed Name:
                                                   Commission Expires:

State of Texas                    ss.
                                  ss.
County of Harris                  ss.

         On January ___, 2002, personally appeared before me, a Notary Public Hank Vanderkam, who acknowledged that he executed the above instrument as Secretary of Reality Interactive, Inc., the Nevada Company.



                                                        Signature of Notary
                                                        Printed Name:
                                                        Commission Expires: